May 9, 2007

VIA FACSIMILE AND FIRST CLASS MAIL
Board of Directors
RG America, Inc.
1507 Capital Avenue, Suite 101
Plano, Texas 75074
Attention: Mr. Bruce Hall

Gentleman:

For personal reasons, I have determined that I can no longer effectively serve as a member of the Board of Directors of RG America, Inc. Please accept this letter as notification of my resignation as director of RG America, Inc. effective immediately.

cc:      Thomas B. Mock, Esq.